UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2016

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 7, 2016, HNI Corporation (the "Corporation") approved the closure of its Orleans, Indiana office furniture manufacturing facility. The Corporation will consolidate the Orleans production into existing domestic office furniture manufacturing facilities and anticipates the closure and consolidation to be substantially completed by the end of 2017. The Corporation is making this network realignment as part of its continued efficiency and simplification activities to deliver consistent, flawless execution to customers and to reduce structural costs.

The Corporation estimates the realignment will generate a cash payback within one year of fully exiting Orleans and drive annual cash savings of $6.9 million beginning in 2018. Estimated cash restructuring and other associated cash costs total $6.7 million, with $3.2 million related to workforce reductions and $3.5 million associated with facility exit, manufacturing consolidation, and production move costs.

When considering both cash and non-cash savings, the realignment will drive an expected profit improvement of $7.6 million annually beginning in 2018. Anticipated charges related to the closure and consolidation will impact pre-tax earnings an estimated $21.1 million, including $14.4 million of non-cash charges. The following table lists the estimated composition and timing of these charges:

(Dollars in Millions)
Time Period	Restructuring Costs (Cash)	Accelerated Depreciation (Non-Cash)	Other Costs (Non Cash)	Other Costs (Cash)		Total
Q4 2016	2.7	2.9	—	—		5.6
					2016 Total	5.6

Q1 2017	0.2	2.9	—	0.5		3.6
Q2 2017	0.2	2.9	1.5	0.8		5.4
Q3 2017	0.1	2.9	1.3	0.8		5.1
Q4 2017	0.2	—	—	—		0.2
					2017 Total	14.3

2018	0.7	—	—	—	2018 Total	0.7
2019	0.5	—	—	—	2019 Total	0.5
					Grand Total	21.1

This Current Report on Form 8-K contains “forward-looking statements” regarding expectations about the Corporation’s consolidation and realignment actions, including expected charges, estimated cash and non-cash savings, expected profit improvement, costs, and timing. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “believe,” “should,” “project,” or “plan,” or variations thereof or other similar terminology. These forward-looking statements involve risks and uncertainties, and actual results could differ materially from those predicted by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include current economic and other conditions in the global marketplace, changes in the market in which the Corporation operates, actions by retailers and consumers, competition, ability to successfully and timely implement closing, consolidation and logistical realignment initiatives, assumptions related to savings, profit improvements, charges and costs, and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Such forward-looking statements speak only as of the date of this Current Report. The Corporation undertakes no obligation to update, amend, or clarify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	October 7, 2016	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary